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EXHIBIT 23

        CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in Registration Statement No. 333-74028 on Form S-3, filed November 27, 2001, as amended on November 30, 2001 and December 11, 2001; Registration Statement No. 333-69768 on Form S-3, filed September 21, 2001, as amended on October 10, 2001; Registration Statement No. 333-63642 on Form S-3, filed June 22, 2001; Registration Statement No. 333-46618 on Form S-8, filed September 26, 2000; Registration Statement No. 333-73451 on Form S-8, filed March 5, 1999; Registration Statement No. 333-68373 on Form S-8, filed December 4, 1998; Registration Statement No. 333-25757 on Form S-8, filed April 24, 1997, as amended June 24, 1998; and Registration Statement No. 333-57583 on Form S-8, filed June 24, 1998, and in the related Prospectuses of Midway Games Inc., of our report dated February 19, 2002, with respect to the financial statements and schedule of Midway Games Inc. and subsidiaries, included in the Form 10-K of Midway Games Inc. for the period from July 1, 2001 to December 31, 2001.

                      /s/ Ernst & Young LLP

Chicago, Illinois
March 22, 2002

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  EXHIBIT 23